UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 26, 2007

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California	91342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

QPC Lasers, Inc. (the “Company”) is filing this Amendment on Form 8-K/A (the “Amendment”) to the Company’s Form 8-K filed on November 30, 2007 (the “Form 8-K”) to disclose the identity of the parties to a material agreement which was subject to confidential treatment. This Amendment replaces the previously filed Exhibit 10.37 to the Form 8-K with the copy attached hereto.

All information contained in this Amendment is as of the original filing date of the Form 8-K and does not reflect any subsequent information or events other than as described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.37	Joint Development Agreement dated November 21, 2007 by and between the QPC Lasers, Inc. and Asia Optical Co., Inc. (*)

(*)	Confidential Treatment has been granted by the Securities and Exchange Commission (“SEC”) for the redacted portions of this agreement. A complete copy of this agreement has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: August 11, 2008	By:	/s/ George Lintz
George Lintz Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.37	Joint Development Agreement dated November 21, 2007 by and between the QPC Lasers, Inc. and Asia Optical Co., Inc. (*)

(*)	Confidential Treatment has been granted by the Securities and Exchange Commission (“SEC”) for the redacted portions of this agreement. A complete copy of this agreement has been filed with the SEC.